UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2010

FNDS3000 CORP

(Exact name of registrant as specified in its charter)

Delaware	333-138512	51-0571588
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	IRS Employer Identification Number)

4651 Salisbury Road, Suite 485

Jacksonville, Florida 32256

(Address of principal executive offices)

(904) 273-2702

(Registrant’s telephone number, including area code)

Copies to:

Stephen M. Fleming, Esq.

Law Offices of Stephen M. Fleming PLLC

49 Front Street, Suite 206

Rockville Centre, New York 11570

Phone: (516) 833-5034

Fax: (516) 977-1209

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 23, 2010, the FNDS3000 Corp (the “Company”) accepted the resignation of Victoria Vaksman as Executive Vice President, EMEA (Europe, Middle East and Africa).

Item 8.01	Other Events

On November 2, 2010, the Company entered an Agreement and Release with Michael Dodak (the “Dodak Release”), a former director and executive officer of the Company and an existing shareholder of the Company, relating to Mr. Dodak’s contractual relationship with the Company. In accordance with the terms and conditions set forth in the Dodak Release, Mr. Dodak, in consideration for providing the Company with a full release, has agreed to accept:

•	$30,000 in cash;

•	142,857 shares of common stock of the Company to be issued on January 4, 2011;

•

shares of common stock of the Company valued at $25,000 to be issued between January 14, 2011 and February 28, 2011 with the number of shares to be calculated based on the lesser of $0.175 or the average trading price of the Company’s shares of common stock for the ten trading days prior to the date of the issuance;

•

shares of common stock of the Company valued at $25,000 to be issued between April 1, 2011 and May 16, 2011 with the number of shares to be calculated based on the lesser of $0.175 or the average trading price of the Company’s shares of common stock for the ten trading days prior to the date of the issuance; and

•

shares of common stock of the Company valued at $25,000 to be issued between July 1, 2011 and August 15, 2011 with the number of shares to be calculated based on the lesser of $0.175 or the average trading price of the Company’s shares of common stock for the ten trading days prior to the date of the issuance.

The Company is required to register the shares of common stock issued to Mr. Dodak on a Form S-8 Registration Statement within 45 days of the effective date of the Dodak Release, which is seven days after the execution of the Dodak Release.

On November 2, 2010, the Company entered an Agreement and Release with David Fann (the “Fann Release”), a former officer and director of the Company and an existing shareholder of the Company relating to Mr. Fann’s contractual relationship with the Company. In accordance with the terms and conditions set forth in the Fann Release, Mr. Fann, in consideration of a full release, has agreed to accept:

•	$30,000 in cash; and

•	571,429 shares of common stock of the Company to be issued within five business days of a Form S-8 Registration Statement being declared effective but in no event later than December 20, 2010.

As a result of the Settlement Agreements with Messrs. Dodak and Fann, the Company will reduce the related combined liability reflected on its balance sheet of $301,000 to $260,000. The Company intends to utilize the cash savings of $241,000 in connection with other working capital purposes.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

99.1	Agreement and Release by and between FNDS3000 Corp and Mike Dodak, dated November 2, 2010

99.2	Agreement and Release by and between FNDS3000 Corp and David Fann, dated November 2, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FNDS3000 CORP

Date: November 4, 2010	/s/ Joseph F. McGuire
Joseph F. McGuire Chief Financial and Accounting Officer